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EXHIBIT 5.1

[HELLER EHRMAN WHITE & MCAULIFFE LETTERHEAD]

    August 3, 2001

37248-0001

HPL Technologies, Inc.
2033 Gateway Place
San Jose, California 95110

Registration Statement on Form S-8

Ladies and Gentlemen:

    We have acted as counsel to HPL Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about August 6, 2001, for the purpose of registering under the Securities Act of 1933, 14,295,725 shares of its Common Stock, $.001 par value (the "Shares"). Of the Shares, 12,153,725 are issuable under the Company's Amended and Restated 2001 Equity Incentive Plan, 1,632,000 are issuable under that certain Stock Option Agreement dated July 30, 2001 between the Company and Philip Gruebele, and 510,000 are issuable under the Company's 2001 Employee Stock Purchase Plan and the Company's 2001 Foreign Subsidiary Stock Purchase Plan (collectively, the "Plans").

    In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

  (a)
  The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of July 30, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (b)
  The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans, and (ii) certifying as to certain factual matters;

  (d)
  A Certificate of U.S. Stock Transfer Corporation, the transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of August 3, 2001; and

  (e)
  The Plans.

    This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

    Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Company's Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable under the Plans may be adjusted, as set forth in the Plans, such that the number of such shares, as so adjusted, may exceed the number of shares of Common Stock remaining authorized but unissued following such adjustment.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans, (iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's common stock, and (v) all applicable securities laws are complied with, it is our opinion that the reservation for issuance of the Shares under the Plans has been duly authorized and that the Shares, when issued and sold by the Company pursuant to the terms of the applicable Plan, after payment therefore in the manner provided in the applicable Plan, will be validly issued, fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
/S/ HELLER EHRMAN WHITE & MCAULIFFE LLP

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  EXHIBIT 5.1